UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

LUCY SCIENTIFIC DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41616	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-1321 Blanshard Street

Victoria, British Columbia, Canada V8W 086

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (778) 410-5195

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Shares, no par value	LSDI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 12, 2023, Lucy Scientific Discovery, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with three (3) accredited investors (collectively, the “Investors”), pursuant to which the Investors may lend up to a total of $1.8 million to the Company. The Company received a total of $850,000, before expenses, at the closing of the first tranche of the financing (the “First Tranche”).

Pursuant to the Purchase Agreement, the Company sold to the Investors senior secured convertible promissory notes (each individually, a “Note” and collectively, the “Notes”) in an aggregate principal amount of up to $2 million, convertible into the Company’s common shares (the “Common Shares”).

The Notes carry an original issue discount of up to a total of $200,000 which is included in the up to $2 million principal balance of the Note.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors. The First Tranche’s original issue discount, added to the principal amount owed by the Company, was a total of approximately $94,500, for a total principal balance of approximately $944,500. Pursuant to the Purchase Agreement, in connection with the payment of the First Tranche, the Investors received warrants to purchase up to an aggregate of 1.5 million Common Shares (each, a “Warrant” and collectively, the “Warrants”). The Warrants are exercisable for Common Shares of the Company (the “Warrant Shares”) at an exercise price of $0.25 (the “Exercise Price”). If fully exercised for cash, the Company will receive $375,000 from the exercise of the Warrants.

The payment of further consideration by the Investors to the Company, pursuant to the Purchase Agreement and the Notes (up to $950,000 before expenses), is at the Investors’ sole discretion (the “Subsequent Tranches”). The obligations of the Company under the Notes are secured by all of the Company’s assets pursuant to the terms of the security and pledge agreements by and between the Company and each Investor (the “Security and Pledge Agreement”).

Secured Convertible Promissory Note

The Notes are repayable from the date of the First Tranche, or Subsequent Tranches, if applicable, until 12 months thereafter (the “Maturity Date”) and accrue interest at a rate of 10.0% per annum. The Company may prepay the Notes at any time prior to the Maturity Date, upon 30 days’ notice to the Investors in an amount equal to 110% multiplied by the sum of (i) the outstanding principal amount, (ii) all accrued and unpaid interest, (iii) all accrued interest through the remainder of the Note term, and (iv) any other amounts due under the Note. The Company is required to make interest payments in a total amount of approximately $8,000 per month to the Investors, starting in January, until the principal amount is due in December 2024.

The Notes are convertible (in whole or in part) at any time into the number of Common Shares equal to the sum of (1) the principal amount of the Note to be converted in such conversion; plus (2) at the Investor’s option, accrued and unpaid interest, provided, however, that at the option of Investor, the accrued and unpaid interest can be converted prior to any other amounts under the Note, if any, on such principal amount at the interest rates provided in the Note to the Conversion Date (as defined in the Notes); plus (3) at the Investor’s option, the lesser of the rate of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”), if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2); plus (4) the Investor’s expenses relating to a conversion, including but not limited to amounts paid by Investor on the Company’s transfer agent account; and (5) at the Investor’s option, any amounts owed to the Investor pursuant to Sections 2.3 and 2.4(g) of the Notes.

On the earliest date that the Common Shares underlying the Note would be eligible to be unrestricted in the hands of the Investors (either pursuant to registration, Rule 144, or any other applicable exemption from registration) (such date referred to as the “Equity Interest Due Date”), the Company shall issue to the Investors a number of Common Shares so that the value of such shares is equal to a total of $450,000 (the “Equity Interest Value”) based on the lowest daily VWAP (as defined in the Note) during the twenty (20) trading days preceding the date of issuance (the “Equity Interest”). The Equity Interest Value shall be pro-rated based on the portion of the total of the $1.8 million advanced prior to the Equity Interest Due Date, provided however, that the Equity Interest Value shall be at least a total of $270,000 on the Equity Interest Due Date with the remainder due upon advance of each Subsequent Tranche subsequent to the Equity Interest Date.

The Notes provide for certain covenants, whereby the Company is restricted, unless the Investors consent, in certain activities, including, variable rate transactions and Common Share repurchases. So long as any obligations of the Company under the Notes are outstanding, upon an issuance of (or announcement of intent to effect an issuance of) any security or amendment to any security originally issued prior to December 12, 2023, by the Company with any term the Investors reasonably believe is more favorable to the holder of such security than to the Investors, or with a term in favor of the holder of such security that the Investors reasonably believe was not similarly provided to Investors, then (i) the Company must notify the Investors of such additional favorable term within 3 business days of the issuance and/or amendment of the respective security and (ii) such term, at Investors’ option, shall become a part of the transaction documents with the Investors.

Subject to some exceptions, the Notes require the Company to pay to the Investors on an accelerated basis, all amounts owed pursuant to the Notes from the net proceeds of: (a) any future financings, whether debt or equity, or any other financing proceeds such as cash advances, royalties or earn-out payments or (b) the sale of any assets or securities or the receipt in cash of any tax refunds, the sale of any tax credits, or collections pursuant to any settlement or judgement.

The Notes set forth certain standard events of default (such event, an “Event of Default”), subject to certain cure periods. Upon the occurrence of an Event of Default (after the expiration of any applicable cure period), (i) interest shall accrue at the Default Interest rate (as defined in the Notes); (ii) the Notes shall become immediately due and payable and the Company shall pay to the Investors an amount equal to the sum of the principal amount then outstanding plus accrued and unpaid interest through the date of the Event of Default, plus unaccrued interest through the remainder of the term of the Notes, together with all costs, including, without limitation, legal fees and expenses of collection and Default Interest through the date of full repayment; and (iii) a liquidated damages charge equal to 25% of the outstanding balance due under the Notes will be assessed and will become immediately due and payable to the Investors.

Description of the Warrants

The Warrants are exercisable until December 12, 2028. If at any time after June 12, 2024, the market price of one Common Share is greater than the Exercise Price and the Warrant Shares are not registered under an effective non-stale registration statement of the Company, the Investors may elect to receive Warrant Shares pursuant to a cashless exercise. The Exercise Price is subject to customary adjustments for distributions of assets, Common Share issuances, Common Share dividends, and anti-dilution of the Common Shares.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, Notes and Warrants. The foregoing descriptions of the Purchase Agreement, Notes, and Warrants do not purport to be complete and each is qualified in its entirety by reference to the full text of the Purchase Agreement, Security and Pledge Agreement, Notes and Warrants, the forms of which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Notes and the Warrants were and any Common Shares issuable upon conversion of the Notes or exercise of the Warrants will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Investors have represented that they are “accredited investors,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Notes and the Warrants and the Common Shares issuable upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Security and Pledge Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023

Lucy Scientific Discovery, Inc.

/s/ Richard Nanula
Richard Nanula
Chief Executive Officer & Executive Chairman

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